UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


                       Date of Report: June 14, 2002


                          WILD OATS MARKETS, INC.
           (Exact name of registrant as specified in its charter)


          Delaware                      0-21577              84-1100630
(State or other jurisdiction of   Commission File Number  (I.R.S. Employer
incorporation or organization)                           Identification Number)


                             3375 Mitchell Lane
                          Boulder, Colorado 80301
        (Address of principal executive offices, including zip code)


                               (303) 440-5220
            (Registrant's telephone number, including area code)



                             TABLE OF CONTENTS

                                                                       Page

Item 5.  Other Events.                                                  1

SIGNATURES                                                              1




Item 5.  Other Events

On June 14, 2002, the Registrant entered into an Agreement for Distribution of Products (the "Agreement") with Tree of Life, Inc., as distributor. The distribution arrangement commences effective September 1, 2002, which is the date upon which the Registrant's existing primary distribution contract with United Natural Foods, Inc. expires. The Agreement has no specified term, although either party can terminate the Agreement after three years upon 120 days' prior written notice to the other party. Either party also may terminate the Agreement for defaults, as defined in the Agreement, by the other party of certain provisions of the Agreement. Under the terms of the Agreement, the Registrant is obligated to purchase 90% of its total cost of goods from specified categories of goods for sale in its U.S. stores from Tree of Life, except in certain defined circumstances when such percentage purchasing obligation is excused. The Registrant currently purchases approximately 28.2% of its aggregate cost of goods for all product for all stores from its existing primary distributor. The Registrant believes Tree of Life has sufficient warehouse capacity and distribution technology to service the Registrant's existing stores' distribution needs for natural foods and products as well as the needs of new stores in the future. Upon expiration of the existing distribution agreement with the Registrant's current primary distributor, other than the Agreement with Tree of Life the Registrant will have no other supply contracts with the majority of its smaller vendors, who could discontinue selling to Wild Oats at any time. Although the Registrant believes that it could develop alternative sources of supply, any such termination may create a short-term disruption in store-level merchandise selection.


Exhibits

Exhibit 99.1        Press Release of the Registrant, dated June 17, 2002.

Exhibit 99.2 Agreement for Distribution of Products, dated June 14, 2002, between the Registrant and Tree of Life, Inc.*

* Confidential treatment requested as to certain portions. The term "[CONFIDENTIAL]" as used throughout the indicated exhibit means that material has been omitted and separately filed with the Commission.



                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         Wild Oats Markets, Inc.

                                         By:  /s/ Freya R. Brier
                                             ----------------------
                                         Name:  Freya R. Brier
                                         Title: Vice President of Legal;
                                                General Counsel


Date: July 1, 2002




Exhibit 99.1


FOR IMMEDIATE RELEASE
June 17, 2002
                                             Contact:  Sonja Tuitele
                                                       Corporate Communications
                                                       (720) 562-4984



Wild Oats Markets, Inc. Announces Contract with
Tree of Life, Inc. as Primary Distribution Partner


         BOULDER, Colo., June 17 - Wild Oats Markets, Inc. (NASDAQ: OATS), a leading national natural and organic foods retailer, today announced it has signed a distribution contract, commencing September 1, 2002, with Tree of Life, Inc., a global natural products distributor, as its primary national distribution partner for organic, natural and specialty food products. Tree of Life is a wholly owned subsidiary of multinational Netherlands-based food company, Koninklijke Wessanen nv.

         "Over the past several months we have been conducting a thorough review and analysis of our current distribution system and supply chain. The objective of this process was to determine the best distribution partner and system that will enable Wild Oats to optimize our overall supply chain, leverage our purchasing power, reduce costs and improve service to our stores," said Perry Odak, President and CEO of Wild Oats Markets, Inc. "Tree of Life was selected as our distribution partner due to their extensive distribution and logistics expertise, as well as their advanced information systems and distribution technology. Tree of Life was able to provide us with competitive pricing and terms, and an ability to meet not only our current distribution and supply chain needs, but also future needs as we continue to grow our business."

         Wild Oats expects this new distribution relationship will reduce current procurement and distribution costs through competitive product costs, consolidated management of freight and logistics, and reduced store expenses through consolidated deliveries. Additionally, Tree of Life will commit resources for marketing support, product line expansions, performance standards and growth objectives.



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Wild Oats Announces New Primary Distribution Partner - page 2


         The three-year agreement with Tree of Life will commence on September 1, 2002 with the expiration of Wild Oats' current distribution contract. With extensive support from Tree of Life, Wild Oats expects that all systems will be in place to transition to Tree of Life as its new distributor and to minimize the disruption to its business. To ensure a seamless transition, a dedicated, multi-disciplined, Wild Oats/Tree of Life project team has been established to manage all phases of the process. Additionally, Tree of Life's resources and experience executing large, geographically vast distribution programs will enable a rapid and comprehensive implementation.

         "Ultimately, we want a supply chain partner that will help us be a leader in the natural and organic products industry as we continue to grow our business," said Mr. Odak. "We are making a change in our business that we believe will have substantial long-term benefits for our Company and for our industry. Our strategic partnership with Tree of Life will accelerate the advancement of the natural and organic products industry's current distribution systems, and we are confident this will be a competitive advantage for us in the future."

         Once the transition is complete, Wild Oats anticipates improved service for its stores with consistent, reliable product availability and more seamless service with consolidated store deliveries, advanced receiving systems and a unified pricing structure. The Company is confident that it will improve these and other service levels as a result of Tree of Life's extensive North American distribution system and experience working with numerous national retail accounts. Tree of Life's core distribution and logistics competencies, coupled with Wild Oats' recent centralization of procurement functions, will further enable Wild Oats' store management personnel to focus on store-level operations and customer service rather than product purchasing.

         "We are committed to providing Wild Oats with exemplary customer service and logistical support for each of its locations," said Richard A. Thorne, Chairman of Tree of Life. "Both organizations' management teams have significant experience executing and managing large-scale changes in distribution strategies and, as a result of thorough planning, we believe the transition will be seamless. Our experience working with companies of this size and scale, both nationally and internationally, will enable us to meet the needs of Wild Oats, both now and as the Company accelerates its growth going forward."


About Wild Oats
         Wild Oats Markets, Inc. is a nationwide chain of natural and organic food markets in the U.S. and Canada. With annual sales of nearly $900 million, the company currently operates 102 stores in 23 states and British Columbia. The Company's natural food stores include Wild Oats Natural Marketplace, Henry's Marketplace, Nature's - a Wild Oats Market, Sun Harvest and Capers Community Markets. For more information, please visit the Company's website at www.wildoats.com.


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Wild Oats Announces New Primary Distribution Partner - page 3


About Tree of Life
         With distribution facilities across the U.S. and Canada, Tree of Life, Inc. is the world's leading marketer and distributor of natural and specialty foods, serving more than 20,000 retail customers. Founded in St. Augustine, Florida in 1970 as a natural foods retailer, Tree of Life has evolved and established itself as the leading premier distributor of natural, specialty and organic foods in the United States and Canada, and has recently expanded into Western Europe. Tree of Life employs more than 6,000 people globally and maintains an inventory of more than 100,000 natural, organic and specialty products. Its specialty products are marketed under the company's Gourmet Award Foods division. Tree of Life is owned by Koninklijke Wessanen nv, a $3.6 billion (U.S.) multinational food company based in the Netherlands. Shares of Koninklijke Wessanen nv are traded on the Amsterdam, London, Frankfurt, Dusseldorf and EBS Switzerland stock exchanges. Sponsored ADRs are traded in the United States.


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